EXHIBIT NO. 99. (i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 70 to the Registration Statement (the “Registration Statement”) of MFS Series Trust II (the “Trust”) (File Nos. 33-7637 and 811-4775), of my opinion dated March 28, 2018, appearing in Post-Effective Amendment No. 60 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 28, 2018.

 AMANDA S. MOORADIAN

 Amanda S. Mooradian

 Vice President and Senior Counsel

Boston, Massachusetts

March 27, 2025